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                                                                  Exhibit (a)(3)

                            Form Of Withdrawal Letter


                                    EXHIBIT 2

                                   N2H2, INC.
                                  WITHDRAWAL OF
                   PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
                    OFFER TO EXCHANGE DATED OCTOBER 30, 2001

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                       11:59 P.M., PACIFIC STANDARD TIME,
                              ON NOVEMBER 29, 2001,
                          UNLESS THE OFFER IS EXTENDED

To:     N2H2, INC.
        Stock Option Administration-
        Option Exchange Program
        c/o J. Paul Quinn
        900 Fourth Avenue, Suite 3600
        Seattle, Washington 98164
        telephone: (206) 336-1501
        facsimile: (206) 336-2934
        e-mail:    pquinn@n2h2.com

        Delivery of this withdrawal letter by regular external mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail or any form of interoffice mail will not constitute a valid delivery.

        Pursuant to the terms and subject to the conditions of the Offer to Exchange dated October 30, 2001, my acceptance letter and this withdrawal letter, I hereby withdraw the tender of all of my eligible options that I previously tendered pursuant to the offer to exchange and my acceptance letter.

To N2H2, Inc.:

        Upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 30, 2001 (the "Offer to Exchange") and my Acceptance Letter, dated _____________, 2001 (the "Acceptance Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I tendered to N2H2, Inc., a Washington corporation (the "Company"), all of my options to purchase common shares of N2H2, Inc. (the "Common Shares") that were granted to me on or before May 29, 2001 under the N2H2, Inc. 1997 Stock Option Plan, 1999 Stock Option Plan, 1999/2000 Transition Stock Option Plan and/or the 2000 Stock Option Plan that were outstanding on the Expiration Date (as defined below) (my "Tendered Options") in exchange for "New Options." Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 11:59 p.m., pacific standard time, on November 29, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"). In addition, unless the Company accepts my Tendered Options before 11:59 p.m., pacific standard time, on November 29, 2001, I understand that I may withdraw my Tendered Options at any time after ______________. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

        I understand and acknowledge that:


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               (1)    I may not rescind my withdrawal and the Tendered Options
that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those options prior to the Expiration Date by following the procedures described in Section 3 of the Offer to Exchange.

               (2) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Our determination of these matters will be final and binding.

               (3) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

               (4) I agree to all of the terms and conditions of the Offer and this withdrawal letter.

        This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who tendered the Tendered Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

        Important: To withdraw the tender of tendered options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by the Company on or prior to the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular external mail or facsimile. Delivery by e-mail or any form of interoffice mail will not be accepted. The method by which the signed signature page is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by the Company. If the signed signature page of this letter is delivered by regular external mail, the Company recommends that registered mail with return receipt requested be used. In all cases, sufficient time should be allowed to ensure timely delivery.

                                  SIGNATURE OF OWNER

                                  X
                                   ---------------------------------------------
                                   (Signature of Holder of Authorized Signatory)

                                   Capacity:
                                            ------------------------------------

                                   Date:
                                        ----------------------------------------

                                   Print name:
                                              ----------------------------------

                                   Address:
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                                   Telephone No.
                                       (with area code):
                                                        ------------------------

                                   Email Address:
                                                 -------------------------------

Withdrawal Letter



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